EXHIBIT 16

                     COMPUTATION OF PERFORMANCE QUOTATIONS
                        PROVIDED IN RESPONSE TO ITEM 22
                                  (UNAUDITED)

                 Templeton Smaller Companies Growth Fund, Inc.


             AVERAGE ANNUAL TOTAL RETURN FOR THE YEAR ENDED 8/31/95

                                P (1 + T)N = ERV

                           $1000 (1 + T)1 = $1,029.50

                                 1 + T = 1.0295

                                   T = .0295

                                   T = 2.95%


           AVERAGE ANNUAL TOTAL RETURN FOR FIVE YEARS ENDING 8/31/95

                           $1000 (1 + R)5 = $1,896.87

                                (1 + R)5 = 1.897

                                 1 + R = 1.1366

                                   R = .1366

                                   R = 13.66%


                ANNUAL TOTAL RETURN FOR TEN YEARS ENDING 8/31/95

                          $1000 (1 + T)10 = $3,007.45

                               (1 + T)10 = 3.007

                                 1 + T = 1.1164

                                   T = .1164

                                   T = 11.64%


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